Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Alpine Income Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Alpine Income Trust for the period ended April 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Alpine Income Trust for the stated period.

/s/Samuel A. Lieber Samuel A. Lieber President, Alpine Income Trust	/s/ Sheldon Flamm Sheldon Flamm Treasurer, Alpine Income Trust
Dated: 06/30/2006

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Alpine Income Trust for purposes of Section 18 of the Securities Exchange Act of 1934.